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                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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For More Information Contact:

Gage Parrish
Vice President and CFO
Coast Hotels and Casinos, Inc.
(702) 367-7111


              COAST HOTELS AND CASINOS ANNOUNCES CONSUMMATION OF
                                EXCHANGE OFFER

          LAS VEGAS, NEVADA, August 23, 1996 - Coast Hotels and Casinos, Inc. announced that it has completed its offer to exchange up to $175.0 million principal amount of newly issued Series B 13% First Mortgage Notes due 2002 for a like amount of its privately placed Series A 13% First Mortgage Notes due 2002 (the "Series A Notes"). The offer and withdrawal rights expired at 5:00 p.m., New York City time, on Thursday, August 22, 1996, at which time $175.0 million principal amount of Series A Notes had been tendered and not withdrawn. The Company has accepted for exchange all Series A Notes validly tendered and not withdrawn prior to the expiration of the exchange offer.

     Coast Hotels and Casinos, a wholly owned subsidiary of Coast Resorts, Inc., is a Nevada-based gaming company which owns and operates two established Las Vegas hotel-casinos, the Gold Coast Hotel and Casino and the Barbary Coast Hotel and Casino, and is currently developing and constructing a third hotel-casino, The Orleans Hotel and Casino.

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